Exhibit 99.1
Insperity Announces Record Fourth Quarter and Full Year 2022 Results
HOUSTON – Feb. 9, 2023 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2022. Insperity will be hosting a conference call today at 9 a.m. ET to discuss these results and our 2023 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q4 average number of WSEEs paid and revenues up 14% and 15%, respectively
•Q4 net income and diluted EPS of $38.2 million and $0.99, respectively
•Q4 adjusted EBITDA and adjusted EPS of $78.9 million and $1.21, respectively
•2022 average number of paid WSEEs and revenues up 18% and 19%, respectively
•2022 net income up 45% to $179.4 million; diluted EPS up 46% to $4.64
•2022 adjusted EBITDA up 38% to $352.3 million; adjusted EPS up 42% to $5.59
Fourth Quarter Results
Reported net income and diluted earnings per share (“EPS”) were $38.2 million and $0.99, respectively. Adjusted EBITDA and adjusted EPS were $78.9 million and $1.21, respectively.
“We are very pleased to report record results in growth and profitability in 2022 reflecting our proven business model, our balanced approach and our outstanding execution across the company,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “While there is some economic uncertainty on the horizon, we believe that we are positioned well to achieve our 2023 targets and continue to capitalize on the strong demand for our services.”
The average number of worksite employees (“WSEE”) paid per month increased 14.3% over Q4 2021 to 307,506 WSEEs. Client retention remained strong, averaging 99% per month for the quarter and new client sales improved over Q4 2021. The net gain in our client base continued, although below expected levels and significantly below Q4 2021, a period when many clients were rehiring employees as the pandemic conditions improved. Revenues in Q4 2022 increased 15.4% to $1.5 billion on the 14.3% increase in paid WSEEs. Revenue per WSEE was up 0.9% as overall pricing was managed to targeted levels.
Gross profit increased 41.3% over Q4 2021 to $241.0 million on the 14.3% increase in paid WSEEs and a 23.7% increase in gross profit per WSEE per month, driven primarily by lower benefit costs. COVID-related costs continued to decline, while also not experiencing a notable increase in healthcare utilization associated with any previously deferred care. Other areas of gross profit, including pricing and contributions from our payroll tax and workers’ compensation areas came in near expected levels.
Operating expenses increased 22.0% over Q4 2021 on the 41.3% increase in gross profit. Operating spend included continued investment in our service personnel given our high growth and a focus on hiring and retention in the current tight labor market. Additionally, we experienced an increase in sales commissions tied to programs surrounding our Q4 2022 sales volume and pricing and costs associated with recruiting, travel, training and our ongoing SalesForce implementation.
Full Year Results
Reported net income and diluted EPS were $179.4 million and $4.64, respectively. Adjusted EPS increased 41.5% over 2021 to $5.59. Adjusted EBITDA increased 38.2% to $352.3 million.
The average number of WSEEs paid per month increased 17.7% over 2021 to 295,005 WSEEs. These strong results were driven by a 16.4% increase in paid WSEEs from new sales, an improvement in full year client retention to 85%, partially offset by lower net hiring in our client base when compared to 2021 when clients were rehiring coming off of the pandemic. Revenues in 2022 increased by 19.4% to $5.9 billion on the 17.7% increase in paid WSEEs and a 1.5% increase in revenue per WSEE.

Gross profit increased 23.3% on the increase in paid WSEEs and a 4.8% increase on a per WSEE per month basis, from $273 in 2021 to $286 in 2022 on a combination of higher pricing and lower than anticipated benefits costs.
Net income per WSEE per month increased 24.4% to $51 in 2022 from $41 in 2021. Adjusted EBITDA per WSEE per month increased 17.6% to $100 in 2022 compared to $85 in 2021.
Cash outlays in 2022 included the repurchase of approximately 770,000 shares of our common stock at a cost of $73.3 million, dividends totaling $76.6 million, and capital expenditures of $30.4 million. Adjusted cash totaled $224.3 million and $280 million is available under our $650 million credit facility.
“This past year highlighted the earnings strength, cash flow and capital efficiency of our business model,” said Douglas S. Sharp, executive vice president of finance, chief financial officer and treasurer. “We continue to make key investments in our growth, service and technology to drive the achievement of our long-term objectives and meet clients’ changing human resource needs.”
2023 Guidance
The company also announced its guidance for 2023, including the first quarter of 2023. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q1 2023			Full Year 2023(2)

Average WSEEs paid	306,500	—	309,300	317,000	—	326,000
Year-over-year increase	10%	—	11%	7.5%	—	10.5%

Adjusted EPS	$2.40	—	$2.60	$5.24	—	$6.30
Year-over-year increase (decrease)(1)	21%	—	31%	(6)%	—	13%

Adjusted EBITDA (in millions)	$143	—	$153	$353	—	$409
Year-over-year increase(1)	21%	—	29%	0%	—	16%
____________________________________
(1)Q1 2023 and full year 2023 year-over-year comparisons are impacted by elevated COVID-19 medical claims in Q1 2022, as well as higher interest income expectations in the first three quarters of 2023.
(2)Year-over-year 2023 adjusted EPS comparisons are impacted by higher interest, depreciation and amortization expense expectations in 2023, which are not included in adjusted EBITDA.

Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.
Insperity will be hosting a conference call today at 9 a.m. ET to discuss these results, provide guidance for the first quarter and full year 2023 and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 422538. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. 47544. The webcast will be archived for one year.

About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2022 revenues of $5.9 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;

•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisition and investment.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
(in thousands)	2022	2021

Assets
Cash and cash equivalents	$732,828	$575,812
Restricted cash	49,779	46,929
Marketable securities	33,068	31,791
Accounts receivable, net	622,764	513,306
Prepaid insurance	11,706	11,285
Income taxes receivable	—	12,413
Other current assets	61,728	53,312
Total current assets	1,511,873	1,244,848
Property and equipment, net	199,992	210,723
Right-of-use leased assets	56,532	62,830
Deposits and prepaid health insurance	213,270	201,927
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	15,533	4,892
Other assets	29,354	15,158
Total assets	$2,039,261	$1,753,085

Liabilities and stockholders' equity
Accounts payable	$7,732	$6,412
Payroll taxes and other payroll deductions payable	556,085	467,892
Accrued worksite employee payroll cost	513,397	409,653
Accrued health insurance costs	53,402	50,001
Accrued workers’ compensation costs	53,485	50,534
Accrued corporate payroll and commissions	89,147	74,778
Other accrued liabilities	80,122	69,303
Total current liabilities	1,353,370	1,128,573
Accrued workers’ compensation costs, net of current	179,629	192,694
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	55,587	64,192
Total noncurrent liabilities	604,616	626,286
Stockholders’ equity (deficit):
Common stock	555	555
Additional paid-in capital	151,144	109,179
Treasury stock, at cost	(725,532)	(665,089)
Accumulated other comprehensive loss, net of tax	(82)	(9)
Retained earnings	655,190	553,590
Total stockholders' equity (deficit)	81,275	(1,774)
Total liabilities and stockholders’ equity	$2,039,261	$1,753,085

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
(in thousands, except per share amounts)	2022	2021	Change	2022	2021	Change

Operating results:
Revenues(1)	$1,489,714	$1,291,236	15.4%	$5,938,818	$4,973,070	19.4%
Payroll taxes, benefits and workers’ compensation costs	1,248,676	1,120,612	11.4%	4,927,585	4,152,968	18.7%
Gross profit	241,038	170,624	41.3%	1,011,233	820,102	23.3%
Salaries, wages and payroll taxes	107,459	92,502	16.2%	430,945	379,171	13.7%
Stock-based compensation	11,262	4,658	141.8%	50,080	40,623	23.3%
Commissions	13,551	10,228	32.5%	45,672	34,922	30.8%
Advertising	6,691	5,293	26.4%	37,503	29,097	28.9%
General and administrative expenses	40,919	32,432	26.2%	156,134	124,413	25.5%
Depreciation and amortization	10,293	10,832	(5.0)%	40,660	38,547	5.5%
Total operating expenses	190,175	155,945	22.0%	760,994	646,773	17.7%
Operating income	50,863	14,679	246.5%	250,239	173,329	44.4%
Other income (expense):
Interest income	5,492	217	2,430.9%	9,393	2,447	283.9%
Interest expense	(5,509)	(1,921)	186.8%	(14,207)	(7,458)	90.5%
Income before income tax expense	50,846	12,975	291.9%	245,425	168,318	45.8%
Income tax expense	12,648	3,267	287.1%	66,075	44,238	49.4%
Net income	$38,198	$9,708	293.5%	$179,350	$124,080	44.5%

Net income per share of common stock
Basic	$1.01	$0.25	304.0%	$4.70	$3.22	46.0%
Diluted	$0.99	$0.25	296.0%	$4.64	$3.18	45.9%
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2022	2021	2022	2021

Gross billings	$11,015,667	$9,636,414	$40,126,910	$33,318,693
Less: WSEE payroll cost	9,525,953	8,345,178	34,188,092	28,345,623
Revenues	$1,489,714	$1,291,236	$5,938,818	$4,973,070

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2022	2021	Change	2022	2021	Change

Average WSEEs paid	307,506	268,978	14.3%	295,005	250,745	17.7%

Statistical data (per WSEE per month):
Revenues(1)	$1,615	$1,600	0.9%	$1,678	$1,653	1.5%
Gross profit	261	211	23.7%	286	273	4.8%
Operating expenses	206	193	6.7%	215	215	—
Operating income	55	18	205.6%	71	58	22.4%
Net income	41	12	241.7%	51	41	24.4%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(per WSEE per month)	2022	2021	2022	2021

Gross billings	$11,941	$11,942	$11,335	$11,073
Less: WSEE payroll cost	10,326	10,342	9,657	9,420
Revenues	$1,615	$1,600	$1,678	$1,653

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock based compensation.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation, and
•  impact of dividends exceeding earnings under the two-class earnings per share method.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2022		2021		2022		2021
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$9,525,953	$10,326	$8,345,178	$10,342	$34,188,092	$9,657	$28,345,623	$9,420
Less: Bonus payroll cost	1,723,928	1,869	1,776,400	2,202	4,959,987	1,401	4,719,217	1,568
Non-bonus payroll cost	$7,802,025	$8,457	$6,568,778	$8,140	$29,228,105	$8,256	$23,626,406	$7,852
% Change period over period	18.8%	3.9%	20.4%	7.1%	23.7%	5.1%	14.5%	6.9%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	December 31, 2022	December 31, 2021

Cash, cash equivalents and marketable securities	$765,896	$607,603
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	504,817	424,800
Client prepayments	36,800	20,054
Adjusted cash, cash equivalents and marketable securities	$224,279	$162,749

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended Dec. 31,
(in thousands, except per WSEE per month)	2022		2021
		Per WSEE		Per WSEE

Net income	$38,198	$41	$9,708	$12
Income tax expense	12,648	15	3,267	5
Interest expense	5,509	6	1,921	2
Amortization of SaaS implementation costs	975	1	—	—
Depreciation and amortization	10,293	11	10,832	13
EBITDA	67,623	74	25,728	32
Stock-based compensation	11,262	12	4,658	6
Adjusted EBITDA	$78,885	$86	$30,386	$38
% Change period over period	159.6%	126.3%	(19.7)%	(28.3)%

(in thousands, except per WSEE per month)	Year Ended December 31,
	2022		2021
		Per WSEE		Per WSEE

Net income	$179,350	$51	$124,080	$41
Income tax expense	66,075	19	44,238	15
Interest expense	14,207	4	7,458	2
Amortization of SaaS implementation costs	1,923	1	—	—
Depreciation and amortization	40,660	11	38,547	13
EBITDA	302,215	86	214,323	71
Stock-based compensation	50,080	14	40,623	14
Adjusted EBITDA	$352,295	$100	$254,946	$85
% Change year over year	38.2%	17.6%	(11.7)%	(17.5)%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2022	2021	2022	2021

Net income	$38,198	$9,708	$179,350	$124,080
Non-GAAP adjustments:
Stock-based compensation	11,262	4,658	50,080	40,623
Tax effect	(2,824)	(1,191)	(13,483)	(10,677)
Total non-GAAP adjustments, net	8,438	3,467	36,597	29,946
Adjusted net income	$46,636	$13,175	$215,947	$154,026
% Change period over period	254.0%	(32.0)%	40.2%	(15.1)%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2022	2021	2022	2021

Diluted EPS	$0.99	$0.25	$4.64	$3.18
Non-GAAP adjustments:
Stock-based compensation	0.29	0.12	1.30	1.04
Impact of dividends exceeding earnings	—	0.01	—	—
Tax effect	(0.07)	(0.04)	(0.35)	(0.27)
Total non-GAAP adjustments, net	0.22	0.09	0.95	0.77
Adjusted EPS	$1.21	$0.34	$5.59	$3.95
% Change period over period	255.9%	(30.6)%	41.5%	(14.9)%

The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2023 guidance:

	Q1 2023	Full Year 2023
(in millions, except per share amounts)	Guidance	Guidance

Net income	$85 - $92	$163 - $204
Income tax expense	29 - 32	59 - 74
Interest expense	6	24
SaaS implementation amortization	1	6
Depreciation and amortization	11	46
EBITDA	132 - 142	298 - 354
Stock-based compensation	11	55
Adjusted EBITDA	$143 - $153	$353 - $409

Diluted EPS	$2.18 - $2.38	$4.20 - $5.26
Non-GAAP adjustments:
Stock-based compensation	0.29	1.42
Tax effect	(0.07)	(0.38)
Total non-GAAP adjustments, net	0.22	1.04
Adjusted EPS	$2.40 - $2.60	$5.24 - $6.30